SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2003
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SYNALLOY CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC304	29304
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	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605
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INAPPLICABLE
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(Former name or former address if changed since last report)

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ITEM 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
(a)

Ernst & Young LLP ("Accountant") which has served as principal independent accountant for the Registrant since its inception, has been dismissed from such position effective September 26, 2003. Auditor's reports issued by the Accountant on the Registrant's financial statements for each of the years ended December 28, 2002 and December 29, 2001 contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or account principles.

The decision to change Accountants was approved by the Audit Committee of the Board of Directors of the Registrant after a review of the Registrant's auditing requirements and the cost thereof in light of changes resulting from the Sarbanes-Oxley Act of 2002.

During the Registrant's two most recent fiscal years and the subsequent interim periods preceding the dismissal, there were no disagreements with Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such years.

The disclosures required by Item 304(a) (1) (v) of Regulation S-K are not applicable.

(b)

Elliott Davis, LLP certified public accountants (the "New Accountant") was engaged by the Registrant on September 26, 2003 to audit the Registrant's financial statement for the year ending January 3, 2004. During the Registrant's two most recent fiscal years and the subsequent interim periods prior to engaging the New Accountants, the Registrant did not consult the New Accountant regarding any of the matters set forth in Item 304(a) (2) (i) or (ii) of Regulation S-K.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
	(c)	Exhibits
		Exhibit No. from Item 601 of Reg. S-K ----------------------------	Description ---------------
		16	Letter from Ernst & Young LLP, Certified Public Accountants

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ GREGORY M. BOWIE
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Gregory M. Bowie
Vice President, Finance

Dated: October 2, 2003

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Exhibit Number	Name
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16	Letter from Ernst & Young LLP, Certified Public Accountants

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